Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

SLF

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated August 6, 2010, on the consolidated financial statements of Yukon Gold Corporation, Inc. (the "Company") for the fiscal year ended April 30, 2010, as included in the Consent Solicitation Statement on Schedule 14A filed by the Company.

Schwartz Levitsky Feldman llp

Toronto, Ontario, Canada
March 4, 2011

Chartered Accountants
Licensed Public Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416 785 5353
Fax: 416 785 5663